                                                                      EXHIBIT 23

                         INDEPENDENT AUDITORS' CONSENT

The Board of Directors
TEPPCO Partners, L.P.:

     We consent to incorporation by reference in the registration statement (No. 33-81976) on Form S-3 of TEPPCO Partners, L.P. of our report dated January 17, 1997, relating to the consolidated balance sheets of TEPPCO Partners, L.P. as of December 31, 1996, and 1995, and the related consolidated statements of income, partners' capital, and cash flows for each of the years in the three-year period ended December 31, 1996, which report appears in the December 31, 1996, annual report on Form 10-K of TEPPCO Partners, L.P.

                                          /s/  KPMG PEAT MARWICK LLP

                                          KPMG Peat Marwick LLP

Houston, Texas
February 21, 1997